Exhibit 1.1

LYONDELL CHEMICAL COMPANY

and the Guarantors party hereto

$1,775,000,000

8.000% Senior Unsecured Notes due 2014

8.250% Senior Unsecured Notes due 2016

UNDERWRITING AGREEMENT

September 15, 2006

September 15, 2006

J.P. Morgan Securities Inc.

As representative (the “Representative”)

of the several Underwriters listed in

Schedule A hereto

c/o	J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Lyondell Chemical Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule A hereto (the “Underwriters”), an aggregate of $875,000,000 in principal amount of its 8.000% Senior Unsecured Notes due 2014 (the “ 2014 Notes”) and an aggregate of $900,000,000 in principal amount of its 8.250% Senior Unsecured Notes due 2016 (the “ 2016 Notes” and, together with the 2014 Notes, the “Notes”) subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to the provisions of one or more indentures (each, an “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the “Trustee”).

The Notes will be guaranteed (the “Subsidiary Guarantees”) by the subsidiary guarantors listed on the signature pages hereto (collectively, the “Guarantors”).

The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (the file number of which is 333-137149) on Form S-3, relating to the Notes (the “Securities”) to be issued by the Company and the Guarantors. The Company and the Guarantors also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act a final prospectus specifically relating to the Notes. The registration statement as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at such time, is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) to confirm sales of the Notes is hereinafter referred to as the “Prospectus”. If the Company and the Guarantors have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the preliminary prospectus dated September 7, 2006 previously filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus”) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, as supplemented or amended at the Time of Sale, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto as constituting part of the Time of Sale Information.

This Agreement, the Indenture (including the Subsidiary Guarantees) and the Notes are herein referred to collectively as the “Transaction Documents.”

The Company and each Guarantor hereby agrees with the Underwriters as follows:

1. The Company agrees to sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company at a purchase price equal to 98.559472852246% of the principal amount thereof (plus accrued interest, if any, from September 20, 2006 to the date of payment and delivery) the principal amount of the 2014 Notes set forth opposite such Underwriter’s name on Schedule A hereto and at a purchase price equal to 98.559472852246% of the principal amount thereof (plus accrued interest, if any, from September 20, 2006 to the date of payment and delivery) the principal amount of the 2016 Notes set forth opposite such Underwriter’s name on Schedule A hereto. Except as may otherwise be agreed pursuant to Section 11 hereof, the Company shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein. The yield of the Notes is not lower than the price recommended by Deutsche Bank Securities Inc. (“DBSI”), acting, without compensation, as a “qualified independent underwriter” within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

2. The Company understands that the Underwriters intend (i) to make a public offering of the Notes as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representative is advisable and (ii) initially to offer the Notes upon the terms set forth in the Time of Sale Information. Such price may be changed at any time without notice.

3. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified to the Representative by the Company on September 20, 2006, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Notes is referred to herein as the “Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York, New York or Houston, Texas.

The Company will deliver to the Underwriters against payment of the purchase price thereof the Notes to be purchased by each Underwriter hereunder in the form of one or more global Notes in registered form without interest coupons which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Prospectus when they may be transferred in the form of definitive certificated Notes.

4. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

5. The Company and each Guarantor jointly and severally represent and warrant to each Underwriter that:

(a) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(a) under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “TIA” or the “Trust Indenture Act”), of the Trustee.

(b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, which by way of clarification shall not include any document not disseminated outside the Company or the Company’s advisors or used within the Company or such advisor group as an offer to sell or solicitation of an offer to buy, (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the preliminary prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule B hereto as constituting the Time of Sale Information and (v) any electronic roadshow or other written communications, in each case approved in writing before first use by the Representative (which consent shall not be unreasonably withheld). The prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses referred to in Schedule F hereto. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act on the date of first use, has been or will be (within the time period specified in Rule 164 or Rule 433, as applicable) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (A) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; or (B) that part of the Registration Statement that constitutes the Form T-1 referred to above.

(e) The documents incorporated by reference in the Prospectus and the Time of Sale Information, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries and of Equistar Chemicals, LP (“Equistar”) and LYONDELL-CITGO Refining, LP (“LCR”) as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus and the Time of Sale Information, comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act; the other financial and statistical information and data included or incorporated by reference in the Prospectus and the Time of Sale Information (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(g) There has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), from that set forth or contemplated in the Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and, except as set forth or contemplated in the Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company, its subsidiaries taken as a whole or incurred any material liability, direct or contingent.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) The list of subsidiaries on Schedule D includes all of the subsidiaries, direct or indirect, of the Company with assets, or in which the Company has an investment, in excess of $1,000,000 (the subsidiaries on such Schedule herein referred to as the “subsidiaries”). Each has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) the pledge of such stock or other ownership interests pursuant to the security agreements, pledge agreements, mortgages and deeds of trust securing the Company’s senior secured debt as set forth in the Prospectus and the Time of Sale Information and (iii) as otherwise set forth in Schedule D or the Prospectus and the Time of Sale Information) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests or similar claims other than Permitted Liens, as such term is defined in the Indentures (each, a “Lien”).

(j) The joint ventures listed on Schedule E are the only joint ventures in which the Company or any of its subsidiaries participates as an owner or partner.

(k) The Company has an authorized capitalization as set forth in the Prospectus and the Time of Sale Information, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights.

(l) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect. The issue and sale of the Notes and the Subsidiary Guarantees hereunder and the performance by the Company and its subsidiaries of their obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or result in the imposition or creation of

(or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is party or by which the Company or any of its subsidiaries or their respective property is bound, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement or in the other Transaction Documents except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters.

(m) Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Registration Statement, the Prospectus and the Time of Sale Information and are not so described.

(n) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as described or referred to in the Registration Statement, the Prospectus and the Time of Sale Information or (ii) such other encumbrances and defects that do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries in any manner that would have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(o) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described (including by way of incorporation by reference) in the Registration Statement, the Prospectus or the Time of Sale Information, which is not so described.

(p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, Equistar and LCR, are independent public accountants as required by the Act.

(q) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and such returns, taxes and assessments for which the failure to file or pay, as applicable, would not, singly or in the aggregate, result in a Material Adverse Effect.

(r) Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could result in a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect.

(s) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect.

(t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Prospectus and the Time of Sale Information.

(u) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in the Prospectus and the Time of Sale Information.

(v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(w) Each Indenture has been duly qualified under the Trust Indenture Act and authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When each Indenture has been duly executed and delivered by the Company and each of the Guarantors, such Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(x) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing). On the Closing Date, the Notes will conform as to legal matters to the description thereof contained in the Prospectus and the Time of Sale Information.

(y) The Subsidiary Guarantees of the Notes by each Guarantor have been duly authorized by such Guarantor and, when the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Subsidiary Guarantees of each Guarantor will be entitled to the benefits of the Indenture and will be the valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing). On the Closing Date, the Subsidiary Guarantees will conform as to legal matters to the description thereof contained in the Prospectus and the Time of Sale Information.

(z) Neither the Company or any Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Prospectus and the Time of Sale Information, neither will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(aa) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(bb) Other than the announcements by Moody’s Investors Service dated July 20, 2006 and September 7, 2006, by Standard and Poor’s Ratings Group dated July 20, 2006, August 23, 2006 and September 8, 2006 and by Fitch Ratings Ltd. on July 21, 2006, August 17, 2006 and September 7, 2006, since July 1, 2006 no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or has indicated to the Company or any Guarantor that it is considering the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(cc) All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay their respective debts as they mature.

(dd) Each certificate signed by any officer of the Company or the Guarantors and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Guarantors to the Underwriters as to the matters covered thereby.

(ee) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

The Company and the Guarantors acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 hereof, counsel to the Company and the Guarantors and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

6. The Company and each of the Guarantors jointly and severally covenants and agrees with each of the several Underwriters as follows:

(a) if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the second Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering (to the extent the fees are not offset pursuant to Rule 457(p) under the Securities Act) within the time period required by Rule 456(b)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date;

(b) to deliver, at the expense of the Company, to the Representative four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits (but including the documents incorporated by reference therein), and, during the Prospectus Delivery

Period (as defined below), to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto), documents incorporated by reference therein and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer;

(c) before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects;

(d) to advise the Representative promptly, and to confirm such advice in writing when the Registration Statement has become effective, when any amendment to the Registration Statement has been filed or becomes effective, when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Representative with copies thereof, of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

(e) if during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(f) if at any time prior to the Closing Date any event shall occur as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or if it is necessary to amend or supplement the Time of Sale Information to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(g) to endeavor to qualify the Notes (and the Subsidiary Guarantees) for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes; provided that neither the Company nor any Guarantor shall be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;

(h) to make generally available to its security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(i) for a period of five years, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of the Company’s securities (in the same manner as such documents are furnished to holders of the Company’s securities), and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

(j) Except with respect to the purchase or redemption (or combination thereof) of the 9.625% Senior Secured Notes and the syndication of the seven year term loan of the Company entered into on August 16, 2006, during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or the Guarantors or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than the Notes and the Subsidiary Guarantees, borrowings under the Credit Agreement dated as of August 16, 2006 among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the syndication agent, documentation agents, arranger and co-arrangers named therein (as amended heretofore, the “Credit Agreement”) and commercial paper issued in the ordinary course of business), without the prior written consent of the Representative;

(k) to use the net proceeds received by the Company from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus and the Time of Sale Information under caption “Use of proceeds”, except that no such proceeds may be used by the Company to repay any debt outstanding under the Credit Agreement other than proceeds used on the Closing Date in a manner that would cause DBSI to no longer be considered a “qualified independent underwriter” within the meaning of the aforementioned Rule 2720 of The Rules of Conduct;

(l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder, including without limiting the generality of the foregoing, the costs, fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Notes to the Underwriters, incident to the preparation, registration, transfer, execution and delivery of the Notes, including any transfer or other taxes payable thereon, incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), incurred in connection with the registration or qualification of the Notes under the laws of such jurisdictions as the Representative may designate (including fees of counsel for the Underwriters and their disbursements), related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and their disbursements and the fees and expenses of DBSI acting as “qualified independent underwriter” within the meaning of the aforementioned Rule 2720 of The Rules of Conduct), in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Notes, the Subsidiary Guarantees and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and any preliminary prospectus, including mailing and shipping, as herein provided, any expenses incurred by the Company in connection with a “road show” presentation to potential investors, the cost of preparing certificates for the Notes, the fees and expenses of the Trustee and counsel to the Trustee in connection with the Indenture, the Notes and the Subsidiary Guarantees, the costs and charges of any transfer agent, registrar and/or depositary (including DTC), and (xii) any fees charged by rating agencies for the rating of the Notes;

(m) not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Subsidiary Guarantees;

(n) to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes and the Subsidiary Guarantees; and

(o) pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

7. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule B or prepared pursuant to Section 5(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. The several obligations of the Underwriters hereunder to purchase the Notes on the Closing Date are subject to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 164 or Rule 433, as applicable, within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; and all requests of the Representative for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) The representations and warranties of the Company and each of the Guarantors contained herein are true and correct on and as of the Closing Date, as if made on and as of the Closing Date, and the Company and each of the Guarantors shall have complied in all material respects with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.

(d) The Representative shall have received on and as of the Closing Date a certificate of an officer of the Company and each Guarantor, with specific knowledge about the financial matters of the Company or such Guarantor, satisfactory to the Representative to the effect set forth in Sections 5(g), 8(a) and 8(b).

(e) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Baker Botts L.L.P., counsel for the Company and the Guarantors, to the effect that:

(i) Each of the Company and the Guarantors is duly organized and validly existing in good standing under the laws of the State of Delaware, with corporate (or limited partnership) power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and the Time of Sale Information.

(ii) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(iii) The Subsidiary Guarantees have been duly authorized and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(iv) Each Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the valid execution and delivery thereof by the trustee, is a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(vi) The Notes and each Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus and the Time of Sale Information; the statements under the caption “Certain United States federal income tax consequences to non-U.S. holders” in the Prospectus and the Time of Sale Information are a fair and accurate summary in all material respects of the legal matters described therein.

(vii) The Registration Statement, the Preliminary Prospectus, and the Prospectus and any amendments and supplements thereto, excluding the documents incorporated by reference therein (other than the financial statements and related schedules and other financial, statistical and accounting data therein, as to which such counsel need express no opinion) as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act.

(viii) The documents filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and the Time of Sale Information or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial, statistical and accounting data therein, as to which such counsel need express no opinion), when they became effective or were filed under the Exchange Act with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(ix) The issue and sale of the Notes and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not (1) result in any violation of the provisions of (a) the Certificate of Incorporation or the By-Laws of the Company or any Guarantor or (b) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or (2) constitute a default under, the Credit Agreement, the Company’s 9 5/8% Senior Secured Notes, Series A, due 2007, 9 1/2% Senior Secured Notes due 2008, 11 1/8% Senior Secured Notes due 2012 and 10 1/2% Senior Secured Notes due 2013 or the Company’s Senior Subordinated Notes due 2009.

(x) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance by the Company of the Notes to be sold by it hereunder or the consummation by the Company of the other transactions contemplated by this Agreement or the other Transaction Documents, except such as have been obtained under the Securities Act and as may be required under the Blue Sky Laws of the various states.

(xi) None of the Company or the Guarantors is and, after giving effect to the offering and sale of the Notes, none will be an “investment company”, as such term is defined in the Investment Company Act.

(xii) The Indenture has been duly qualified under the TIA.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed; and, although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at the Time of Sale (which such counsel may assume to be the date of this Agreement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the federal laws of the United States, as currently in effect.

(f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters) of Kerry A. Galvin, Esq., general counsel for the Company (or Gerald A. O’Brien, deputy general counsel of the Company), to the effect that:

(i) The Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii) Each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of incorporation with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) the pledge of such stock or other ownership interests to secure the Company’s senior secured debt as set forth in the Prospectus and the Time of Sale Information, (iii) Permitted Liens, as defined in the Indentures, and (iv) as otherwise set forth in Schedule D or the Prospectus and the Time of Sale Information) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or similar claims.

(iii) Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, to the best of such counsel’s knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against the Company, any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(iv) Such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement (or any document incorporated by reference) that are not described or filed as required.

(v) None of the Company or any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or other constitutive documents, or to the best of such counsel’s knowledge, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole.

(vi) The issue and sale of the Notes and the performance by the Company and its subsidiaries of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, nor will any such action (A) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or (B) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(vii) Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel’s knowledge, none of the Company or any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect, and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Such counsel shall also state that she (or he) has participated in conferences with officers and other representatives of the Company, and persons under her (or his) direction or control have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed; and, although she (or he) did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to her (or his) attention to lead her (or him) to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) the Time of Sale Information (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at the Time of Sale (which such counsel may assume to be the date of this Agreement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

In rendering such opinions, Baker Botts L.L.P., Kerry A. Galvin and Gerald O’Brien may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

The opinions of Baker Botts L.L.P., Kerry A. Galvin and Gerald O’Brien described above shall be rendered to the Underwriters at the request of the Company and the Guarantors and shall so state therein.

(g) The Representative shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and the Prospectus.

(h) The Representative shall have received on and as of the Closing Date, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Notes, the Registration Statement, the Time of Sale Information, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(i) The Representative shall have received an original copy of each Indenture which shall have been duly executed and delivered by the Company, the Guarantors and the Trustee.

(j) The Company shall have made arrangements satisfactory to the Underwriters to use the net proceeds from the sale of the Notes to (x) purchase all of its $849 million outstanding of 9.625% Senior Secured Notes, Series A, due 2007 that are validly tendered to the Company pursuant to the tender offer and consent solicitation commenced September 5, 2006 and may redeem any 9.625% Senior Secured Notes, Series A, due 2007 not so tendered and (y) repay $875 million owed under the term loan facility of the Credit Agreement, which amount may be increased to the extent not all of the 9.625% Senior Secured Notes, Series A, due 2007 are not tendered or otherwise redeemed.

(k) On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

(l) On or prior to the Closing Date, the Company shall have received an executed letter from DBSI, in its capacity as a “qualified independent underwriter,” which sets forth a recommendation for the public offering price of the Notes and the Company (the “QIU Letter”) shall have delivered a copy of the QIU Letter to the Representative.

9. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

The Company also agrees to indemnify and hold harmless DBSI and each person, if any, who controls DBSI within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of DBSI’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the National Association of Securities Dealers’ Conduct Rules in connection with the offering of the Notes, provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage or liability resulted directly from the gross negligence or willful misconduct of DBSI.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their directors, their officers who sign the Registration Statement and each person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person or persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to the second paragraph of Section 9 above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for DBSI in its capacity as a “qualified independent underwriter”, its affiliates and all persons, if any, who control DBSI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors, their directors, their officers who sign the Registration Statement and such control persons of the Company and the Guarantors shall be designated in writing by the Company. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or DBSI in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters or DBSI in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or DBSI in its capacity as a “qualified independent underwriter” , as the case may be, on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by DBSI in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate public offering price of the Notes. The relative fault of the Company and the Guarantors on the one hand and the Underwriters or DBSI in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters or DBSI in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule A hereto, and not joint.

The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, any Guarantor, their officers or directors or any other person controlling the Company or any Guarantor and (iii) acceptance of and payment for any of the Notes.

10. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased hereunder, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company or any Guarantor shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled or is not waived, the Company and the Guarantors jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder. If the Agreement is terminated by the Company by reason of the default of one or more of the Underwriters, the Company and the Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

12. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Any action by the Underwriters or the Representative hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Pierre Maman. Notices to the Company shall be given to it at Lyondell Chemical Company, One Houston Center, Suite 1600, 1221 McKinney Street, Houston, Texas (fax: (713) 652-4140); Attention: Kerry Galvin, Esq.

14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

16. No amendment or waiver of any provision of this Agreement, nor consent or approval to any departure therefrom, shall be effective unless given in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President
and General Counsel

LRC HOLDINGS GP LLC, as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and
Assistant Treasurer

LYONDELL CHEMICAL DELAWARE COMPANY, as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 1 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 2 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 3 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 4 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 5 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 6 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 7 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 8 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL LP3 GP, LLC, as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL LP4 INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant Treasurer

LYONDELL REFINING GP, LLC, as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LRC HOLDINGS LP LLC, as a Subsidiary Guarantor

By:	Lyondell Chemical Company,
its sole member

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President
and General Counsel

LRP HOLDINGS LP LLC, as a Subsidiary Guarantor

By:	Lyondell Chemical Company,
its sole member

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President
and General Counsel

LYONDELL (PELICAN) PETROCHEMICAL L.P. 1, INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL CHEMICAL NEDERLAND, LTD., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL CHIMIE FRANCE CORPORATION, as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL FRANCE, INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL PETROCHEMICAL L.P. INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

POSM DELAWARE, INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL HOUSTON REFINERY INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL HOUSTON REFINERY A INC., as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL REFINING LP, LLC, as a Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL CHEMICAL PROPERTIES, L.P., as a Subsidiary Guarantor

By:	Lyondell Chemical Technology Management, Inc., its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY, L.P., as a Subsidiary Guarantor

By:	Lyondell Chemical Technology Management, Inc., its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL LP3 PARTNERS, LP, as a Subsidiary Guarantor

By:	Lyondell LP3 GP, LLC, its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL REFINING COMPANY LP, as a Subsidiary Guarantor

By:	LRC Holdings GP LLC, its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant
Treasurer

LYONDELL REFINING PARTNERS, LP, as a Subsidiary Guarantor

By:	Lyondell Refining GP, LLC,
its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

POSM II PROPERTIES PARTNERSHIP, L.P., as a Subsidiary Guarantor

By:	Lyondell Chemical
Company, its general partner

By:	/s/ Kerry A. Galvin
Name:	Kerry A Galvin
Title:	Senior Vice President
and General Counsel

LYONDELL-CITGO REFINING LP, as a Subsidiary Guarantor

By:	/s/ William F. Thompson
Name:	William F. Thompson
Title:	Vice President and
General Manager

Accepted: September 15, 2006

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule A hereto.

By:	/s/ Todd Rothman
Name:	Todd Rothman
Title:	VP

SCHEDULE A

Underwriter	Principal Amount of 2014 Notes To Be Purchased	Principal Amount of 2016 Notes To Be Purchased
J.P. Morgan Securities Inc.	$318,500,000	$327,600,000
Banc of America Securities LLC	199,062,500	204,750,000
Citigroup Global Markets Inc.	199,062,500	204,750,000
Morgan Stanley & Co. Incorporated	79,625,000	81,900,000
BNY Capital Markets, Inc.	9,843,750	10,125,000
Deutsche Bank Securities Inc.	9,843,750	10,125,000
HVB Capital Markets, Inc.	9,843,750	10,125,000
Natexis Bleichroeder Inc.	9,843,750	10,125,000
Scotia Capital (USA) Inc.	9,843,750	10,125,000
SG Americas Securities, LLC	9,843,750	10,125,000
UBS Securities LLC	9,843,750	10,125,000
Wachovia Capital Markets, LLC	9,843,750	10,125,000

Total	$875,000,000	$900,000,000

A-1

SCHEDULE B

TIME OF SALE INFORMATION

Pricing Term Sheet included in Schedule C

B-1

SCHEDULE C

PRICING TERM SHEET

Issuer:		Lyondell Chemical Company		Lyondell Chemical Company

Security Description:		Senior Unsecured Notes		Senior Unsecured Notes

Distribution:		SEC Registered		SEC Registered

Face:		$875,000,000		$900,000,000

Gross Proceeds:		$875,000,000		$900,000,000

Net Proceeds to Issuer (before expenses):		$862,400,000		$887,040,000

Coupon:		8.000%		8.250%

Maturity:		September 15, 2014		September 15, 2016

Offering Price:		100.000%		100.000%

Yield to Maturity:		8.000%		8.250%

Spread to Treasury:		+322bps		+347bps

Benchmark:		UST 4.25% due 8/15/2014		UST 4.875% due 8/15/16

Ratings:		B1/B+		B1/B+

Interest Pay Dates:		September 15 and March 15		September 15 and March 15

Beginning:		March 15, 2007		March 15, 2007

Equity Clawback:		Up to 35% at 108%		Up to 35% at 108.25%

Until:		September 15, 2009		September 15, 2009

Optional redemption:		Makewhole call @ T+50bps prior to September 15, 2010, then:		Makewhole call @ T+50bps prior to September 15, 2011 then:

		On or after:	Price:	On or after:	Price:
		September 15, 2010	104.000%	September 15, 2011	104.125%

		September 15, 2011	102.000%	September 15, 2012	102.750%

		September 15, 2012 and thereafter	100.000%	September 15, 2013	101.375%

				September 15, 2014 and thereafter	100.000%

Change of control:		Putable at 101% of principal plus accrued interest		Putable at 101% of principal plus accrued interest

CUSIP:		552078AW7		552078AX5

ISIN:		US552078AW74		US552078AX57

Demoninations/Multiple:		2,000 x 1,000		2,000 x 1,000

Trade Date:		September 15, 2006		September 15, 2006

Settlement Date:	(T+3)	September 20, 2006		September 20, 2006

C-1

Bookrunners:	JPMorgan	JPMorgan

	Banc of America Securities LLC	Banc of America Securities LLC

	Citigroup	Citigroup

	Morgan Stanley	Morgan Stanley

Co-Managers:	BNY Capital Markets, Inc.	BNY Capital Markets, Inc.

	Deutsche Bank Securities	Deutsche Bank Securities

	HVB Capital Markets, Inc.	HVB Capital Markets, Inc.

	Natexis Bleichroeder Inc.	Natexis Bleichroeder Inc.

	Scotia Capital	Scotia Capital

	SOCIETE GENERALE	SOCIETE GENERALE

	UBS Investment Bank	UBS Investment Bank

	Wachovia Securities	Wachovia Securities

Additional Comments:	The Company is considering increasing the size of its revolving credit facility to approximately $1.0 billion from $800 million.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Ex-2

SCHEDULE D

SUBSIDIARIES

Anatase Limited

Ashco, Inc.

CUE Insurance Limited

DR Insurance Company

Equistar Bayport, LLC

Equistar Chemicals de Mexico, Inc.

Equistar Chemicals, LP

Equistar Funding Corporation

Equistar Mont Belvieu Corporation

Equistar Olefins Offtake, LP

Equistar Olefins Offtake G.P., LLC

Equistar Olefins G.P., LLC

Equistar Polyproylene, LLC

Equistar Receivables, LLC

Equistar Receivables II, LLC

Equistar Transportation Company, LLC

Eurogen C.V. (limited partner interests in which are also owned by GEB Warentekracht B.V., Huntsman Holland Iota B.V., Loofbeen B.V. and the general partner interest in which is owned by Steamelec B.V.; the Company’s limited partner interest is held through Lyondell Chemical Utilities B.V.)

Gildo Inc.

H. W. Loud Co.

KIC Ltd.

LaPorte Methanol Company, L.P.

LRC Holdings GP LLC

LRC Holdings LP LLC

LRP Holdings LP LLC

Lyondell Asia Pacific, Ltd.

Lyondell Asia Holdings Limited

Lyondell	Bayer Manufacturing Maasvakte VOF (50% owned by Bayer Polyurethanes B.V.)

Lyondell Bayport, LLC

Lyondell Centennial Corp.

Lyondell Chemical Central Europe Ges.m.b.H.

Lyondell Chemical Delaware Company

Lyondell Chemical (Deutschland) GmbH

Lyondell Chemical Espana Co.

Lyondell Chemical Europe, Inc.

Lyondell Chemical Holding Company

Lyondell Chemical International Company

Lyondell Chemical Italia S.r.L.

Lyondell Chemical Nederland, Ltd.

Lyondell Chemical Overseas Services, Inc.

Lyondell Chemical Pan America, Inc.

Lyondell Chemical Products Europe, Inc.

Lyondell Chemical Properties, L.P.

Lyondell Chemical Technology 1 Inc.

Lyondell Chemical Technology 2 Inc.

Lyondell Chemical Technology 3 Inc.

Lyondell Chemical Technology 4 Inc.

Lyondell Chemical Technology 5 Inc.

Lyondell Chemical Technology 6 Inc.

Lyondell Chemical Technology 7 Inc.

Lyondell Chemical Technology 8 Inc.

Lyondell Chemical Technology, L.P.

Lyondell Chemical Technology Management, Inc.

Lyondell Chemical Wilmington, Inc.

Lyondell Chemie (PO-11) B.V.

Lyondell Chemie (POSM) B.V.

Lyondell Chemie International B.V.

Lyondell Chemie Investment Nederland B.V.

Lyondell Chemie Nederland B.V.

Lyondell Chemie Utilities B.V.

Lyondell Chimie France Corporation

Lyondell Chimie France SNC

Lyondell Chimie TDI SCA

Lyondell China Holdings Limited

LYONDELL-CITGO Refining LP

Lyondell-DNT Limited Partnership

Lyondell-Equistar Holdings Partners

Lyondell France, Inc.

Lyondell Funding II, LLC

Lyondell General Methanol Company

Lyondell Greater China Holdings Limited

Lyondell Greater China, Ltd.

Lyondell Greater China Trading Ltd.

Lyondell Houston Refinery A Inc.

Lyondell Houston Refinery Inc.

Lyondell Intermediate Holding Company

Lyondell Japan, Inc.

Lyondell Limited Methanol Company

Lyondell (Pelican) Petrochemical L.P. 1, Inc.

Lyondell LP4 Inc.

Lyondell Petrochemical L.P. Inc.

Lyondell PO 11 C.V.

Lyondell POJVGP, LLC

Lyondell POTechGP, Inc.

Lyondell POTechLP, Inc.

Lyondell Quimica do Brasil, Ltda

Lyondell Refining LP, LLC

Lyondell Refining GP, LLC

Lyondell Refining Company LP

Lyondell Refining Partners, LP

Lyondell LP3 GP, LLC

Lyondell LP3 Partners, LP

Lyondell POJV Partner 1 GP, LLC

Lyondell POJV Partners 1, LP

Lyondell POJV Partner 2 GP, LLC

Lyondell POJV Partners 2, LP

Lyondell POJV Partner 3 GP, LLC

Lyondell POJV Partners 3, LP

Lyondell South Asia PTE Ltd.

Lyondell Thailand, Ltd.

MHC Inc.

Millennium America Holdings Inc.

Millennium America Inc.

Millennium Australind Ltd.

Millennium Bunbury Pty. Ltd.

Millennium Chemicals Inc.

Millennium Chemicals LeHavre SAS

Millennium Chemicals Thann SAS

Millennium Chemicals UK Holdings Limited

Millennium DNC Inc.

Millennium Grimsby Ltd.

Millennium HMR Ltd.

Millennium Holdings Brasil Ltda.

Millennium Holdings, LLC

Millennium Inorganic Chemicals (Bermuda) Limited

Millennium Inorganic Chemicals do Brasil S.A.S.

Millennium Inorganic Chemicals Europe SPRL

Millennium Inorganic Chemicals Inc.

Millennium Inorganic Chemicals (Korea) Limited

Millennium Inorganic Chemicals Limited

Millennium Inorganic Chemicals Ltd.

Millennium Inorganic Chemicals S.A.S.

Millennium Inorganic Chemicals Srl

Millennium JCM Ltd.

Millennium Lincolnshire Limited

Millennium Methanol GP Inc.

Millennium Methanol LP Inc.

Millennium Overseas Holdings Limited

Millennium Performance Chemicals (Advanced Ceramics) Pty. Ltd.

Millennium Petrochemical Corporation Limited

Millennium Petrochemicals Europe B.V.

Millennium Petrochemicals GP LLC

Millennium Petrochemicals Inc.

Millennium Petrochemicals LP LLC

Millennium Petrochemicals Partners, LP

Millennium Pigments Inc.

Millennium RB Partners, L.P.

Millennium Specialty Chemicals Inc.

Millennium Stallingborough Ltd.

Millennium Thann Limited

Millennium US Op Co, LLC

Millennium Worldwide Holdings I Inc.

Millennium Worldwide Holdings II Inc.

Millennium Worldwide Holdings III Inc.

National Distillers and Chemical Corporation

NDCC International II Inc.

Nihon Oxirane Co., Ltd.

Novolen Technology Holdings C.V. (80% owned by an affiliate of ABB-Lummus)

Olefins JV, LP

Optyxx LLC

PD Glycol

PO JV, LP

PO Offtake, LP

POSM Delaware, Inc.

POSM II Limited Partnership, L.P.

POSM II Properties Partnership, L.P.

Quantum Acceptance Corporation

Quantum Chemical Corporation

Quantum Pipeline Company

Rutile Holdings Limited

SCM Chemicals Inc.

SCM Chemicals (Nominees) Pty. Ltd.

SCM Chemicals (Nominees 2) Pty. Ltd.

SCMC B.V.

SCM Europe S.A.

Shanghai Millennium Chemicals Trading Ltd.

Sinclair Insurance Company Ltd.

Smith Corona Marchant Finance A.G.

Societe Immobiliere de la Cote

Steamelec B.V. (25% owned by Air Liquide Nederland B.V., 25% owned by Huntsman Holland B.V., 25% owned by Eneco Milieu B.V. and 25% owned by Lyondell Chemie Nederland B.V.)

Suburban Propane GP, Inc.

Technology JV, LP

Thann Chimie SNC

U.S. Industries Worldwide Corporation

SCHEDULE E

JOINT VENTURES

Eurogen C.V.

Lyondell Bayer Mfg. Maasvakte VOF

Lyondell-DNT Limited Partnership

Lyondell-Equistar Holdings Partners

PO JV, LP

POSM II Limited Partnership, L.P.

Technology JV, LP

Nihon Oxirane Co., Ltd.

Steamelec B.V.

E-1

SCHEDULE F

Issuer Free Writing Prospectuses

Pursuant to Section 5(c)

Electronic Roadshow

Press release dated September 5, 2006 relating to Lyondell’s Financing Plan filed on

Form 8-K dated September 5, 2006

F-1